UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2022

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chisholm Trail
Round Rock, TX 92131
(Address of Principal Executive Offices) (Zip Code)

(512) 238-9840
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KTOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On February 18, 2022, Kratos Defense & Security Solutions, Inc. (“Kratos” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto (the “Lenders”), the Issuing Banks party thereto (as defined in the Credit Agreement) and Truist Bank (the “Agent”), in its capacity as administrative agent for the Lenders, and as an issuing bank and as the swingline lender. The Credit Agreement establishes a five-year senior secured credit facility which is comprised of a $200 million revolving credit facility (which includes sub-facilities for the incurrence of up to $10.0 million of swingline loans and the issuance of up to $50.0 million of Letters of Credit) and a $200 million term loan. The Credit Agreement contemplates uncommitted incremental credit facilities of up to $200 million (which amount would be reduced by the aggregate amount of any and all Incremental Facilities (as defined by the Credit Agreement) actually established under the Credit Agreement) plus additional uncommitted incremental capacity subject to a limitation based on the Company’s pro forma total net leverage ratio (including any such additional uncommitted incremental capacity).

The Company’s obligations under the Credit Agreement are guaranteed by the Guarantors (as defined in the Credit Agreement). The Company’s obligations under the Credit Agreement and the Guarantors’ obligations under the Guaranty and Security Agreement (as defined in the Credit Agreement) are secured by first priority security interests in all assets of the loan parties that have executed the Guaranty and Security Agreement.

Borrowings under the revolving credit facility and the term loan credit facility may take the form of base rate loans or Secured Overnight Financing Rate (“SOFR”) loans. Base rate loans under the Credit Agreement will bear interest at a rate per annum equal to the sum of the Applicable Margin (as defined in the Credit Agreement) from time to time in effect plus the highest of (i) the Agent’s prime lending rate, as in effect at such time, (ii) the Federal Funds Rate (as defined in the Credit Agreement), as in effect at such time, plus 0.50%, (iii) the Adjusted Term SOFR (as defined in the Credit Agreement) for a one-month tenor in effect on such day, plus 1.00% and (iv) 1.00%. SOFR loans will bear interest a rate per annum equal to the sum of the Applicable Margin from time to time in effect plus the Adjusted Term SOFR for an Interest Period (as defined in the Credit Agreement) selected by the Company of one (1), three (3) or six (6) months. The Applicable Margin varies between 1.25% and 2.25% per annum for SOFR loans and between 0.25% and 1.25% per annum for base rate loans, and is based on the Company’s total net leverage ratio from time to time.

The Credit Agreement contains certain covenants, which include, but are not limited to, restrictions on indebtedness, liens, fundamental changes, restricted payments, asset sales, and investments, and places limits on various other payments.

•Events of default under the terms of the Credit Agreement include, but are not limited to:

•Failure of the Company to pay any principal of any loans in full when due and payable;

•Failure of the Company to pay any interest on any loan or any fee or other amount payable under the Credit Agreement within five business days after the date when due and payable;

•Failure of the Company or any of its subsidiaries to comply with certain covenants and agreements, subject to applicable grace periods and/or notice requirements; and

•Any representation, warranty or statement made in or pursuant to the Credit Agreement or any related writing or any other material information furnished by the Company or any of its subsidiaries to the Agent or the lenders shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted.

Subject to certain notice requirements and other conditions, upon the occurrence of an event of default, commitments may be terminated and the principal of, and interest then outstanding on, all of the loans may become immediately due and payable; however, where an event of default arises from certain bankruptcy events, the commitments shall automatically and immediately terminate and the principal of, and interest then outstanding on, all of the loans shall become immediately due and payable.

On February 18, 2022, the Company drew $200 million under the term loan and $100 million under the revolving credit facility. The proceeds of $300 million from the Credit Agreement, along with cash funded by the Company for the 3.25% call premium to redeem the Company's outstanding $300 million 6.5% Senior Secured Notes due November 2025 (the “Senior Notes"), along with accrued interest, was distributed to the trustee for redemption of the Senior Notes. The redemption is expected to close on March 14, 2022.

The Credit Agreement is filed as Exhibit 10.1 to this current report and is incorporated herein by reference. The description of the Credit Agreement in this current report is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.03     Material Modification to Rights of Security Holders.

Pursuant to the Credit Agreement, the Company is subject to certain restrictions on its ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions set forth in Item 1.01 and in the Credit Agreement incorporated by reference therein is incorporated by reference into this Item 3.03.

Item 8.01    Other Events.

On February 22, 2022, the Company issued a press release announcing its entrance into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Kratos is furnishing the following exhibits with this Current Report on Form 8-K:

Exhibit No.	Description
10.1 * #	Credit Agreement, dated as of February 18, 2022, among Kratos Defense and Security Solutions, Inc., as Borrower, the lenders from time to time party hereto, and Truist Bank, as Administrative Agent.
99.1	February 22, 2022 Press Release by Kratos Defense & Security Solutions, Inc.
*    Certain confidential portions of the exhibit have been redacted from the filed version of the exhibit and are marked with a [***]. The Company agrees to furnish supplementally to the Securities and Exchange Commission an unredacted copy of the exhibit upon request.

#    Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2022

Kratos Defense & Security Solutions, Inc.

By: /s/ Deanna H. Lund
                        Deanna H. Lund
Executive Vice President, Chief Financial Officer